UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2011
TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18927	75-2349915

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3631 West Davis, Suite A Dallas, Texas	75211

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 519-5200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to authority granted by the Board of Directors of Tandy Brands Accessories, Inc. (the “Company”), on June 24, 2011, the Compensation Committee of the Company’s Board of Directors approved the following base salaries for certain of the Company’s executive officers for fiscal 2012:

Executive Officer	Fiscal 2012 Base Salary

N. Roderick McGeachy, III President and Chief Executive Officer	$352,000	*
Robert J. McCarten Senior Vice President — Sales	$237,400	**
Chuck Talley Chief Accounting Officer and Corporate Vice President	$175,000

*
As previously reported, on February 8, 2011, Mr. McGeachy requested, and the Company’s Board of Directors approved, a 10% reduction in his then current base salary through the end of fiscal 2011, at which time his fiscal 2011 base salary was to be reinstated. Accordingly, Mr. McGeachy’s fiscal 2012 base salary reflects an increase to his fiscal 2011 base salary as reinstated.

**	Includes an increase of $5,400 attributable to Mr. McCarten’s current automobile allowance (on an annualized basis), which, effective July 1, 2011, has been discontinued.
Pursuant to authority granted by the Company’s Board, the Compensation Committee also approved the Company’s: (1) fiscal 2012 management incentive plan, pursuant to which cash bonuses for the Company’s executive officers will be determined for fiscal 2012; and (2) fiscal 2012 long-term incentive program, pursuant to which performance units will be awarded to the Company’s executive officers for the performance period beginning July 1, 2011 and ending June 30, 2013. Summaries of the 2012 management incentive plan and the 2012 long-term incentive program are set forth in Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.
Item 9.01(d) Exhibits

Exhibit 10.1	Summary of Fiscal 2012 Management Incentive Plan

Exhibit 10.2	Summary of Fiscal 2012 Long-Term Incentive Program

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: June 30, 2011	By:	/s/ N. Roderick McGeachy, III N. Roderick McGeachy, III
Chief Executive Officer

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